UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2018

McKesson Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Post Street, San Francisco, California	91404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 983-8300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 regarding the Euro Notes (as defined below) is incorporated herein by reference.

Item 8.01	Other Events.

On February 7, 2018, McKesson Corporation (the “Company”) entered into an Underwriting Agreement (the “Euro Notes Underwriting Agreement”) with the several underwriters named therein (the “Euro Notes Underwriters”), pursuant to which the Company agreed to issue and sell to the Euro Notes Underwriters €250,000,000 aggregate principal amount of its Floating Rate Notes due 2020 (the “Floating Rate Notes”) and €500,000,000 aggregate principal amount of its 1.625% Notes due 2026 (the “Fixed Rate Notes,” and, together with the Floating Rate Notes, the “Euro Notes”).

On February 7, 2018, McKesson Corporation (the “Company”) entered into an Underwriting Agreement (the “USD Notes Underwriting Agreement” and, together with the Euro Notes Underwriting Agreement, the “Underwriting Agreements”) with the several underwriters named therein (the “USD Notes Underwriters,” and, together with the Euro Notes Underwriters, the “Underwriters”), pursuant to which the Company agreed to issue and sell to the USD Notes Underwriters $600,000,000 aggregate principal amount of its 3.950% Notes due 2028 (the “USD Notes”). The offering of the USD Notes is expected to close on February 16, 2018, subject to customary closing conditions.

On February 12, 2018, the Euro Notes were issued pursuant to the Indenture, dated as of December 4, 2012 (the “Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by an Officer’s Certificate, dated as of February 12, 2018, setting forth certain terms of the Euro Notes (the “Officer’s Certificate”).

The Floating Rate Notes will bear interest at a floating rate equal to three-month EURIBOR plus 0.15% per year (provided, however, that the minimum interest rate shall be zero), and the Fixed Rate Notes will bear interest at the rate of 1.625% per year. Interest on the Floating Rate Notes is payable on February 12, May 12, August 12 and November 12 of each year, beginning on May 12, 2018. Interest on the Fixed Rate Notes is payable on October 30 of each year, beginning on October 30, 2018.

Upon at least 15 days’ and not more than 45 days’ notice to holders of the Fixed Rate Notes, (1) the Company may redeem the Fixed Rate Notes for cash in whole, at any time, or in part, from time to time, prior to maturity, at a redemption price that includes accrued and unpaid interest and a make-whole premium, and (2) the Company may redeem any series of the Euro Notes for cash in whole, but not in part, at any time prior to maturity at a price equal to 100% of, plus accrued and unpaid interest, if certain tax events occur, in each case, as specified in the Indenture and the Officer’s Certificate. The Indenture and the Officer’s Certificate include certain covenants, including limitations on the Company’s ability to create certain liens on its assets or enter into sale and leaseback transactions with respect to its properties, or consolidate, merge or sell all or substantially all of its assets, subject to a number of important exceptions as specified in the Indenture. The Euro Notes are unsecured and unsubordinated obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The Indenture contains customary event of default provisions. In the event of the occurrence of both (1) a change of control of the Company and (2) a downgrade of a series of Euro Notes below an investment grade rating by each of the Ratings Agencies (as defined in the Officer’s Certificate) within a specified period, unless the Company has previously exercised its optional redemption right with respect to that series of Euro Notes in whole, the Company will be required to offer to repurchase the Euro Notes of that series from the holders at a price in cash equal to 101% of the then outstanding principal amount of such series of Euro Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

The public offering price of the Floating Rate Notes was 100.400% of the principal amount and the public offering price of the Fixed Rate Notes was 99.898% of the principal amount.

The Euro Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-215763) under the Securities Act of 1933, as amended. The Company has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated February 7, 2018, together with the accompanying prospectus, dated January 27, 2017.

The Company expects to receive approximately $917 million in aggregate net proceeds from the offering of the Euro Notes, after estimated expenses. It expects to use the net proceeds from the offering of the Euro Notes and the net proceeds from the offering of the USD Notes to finance the purchase of up to $1.1 billion of the Company’s outstanding notes pursuant to and upon the terms set forth in an offer to purchase and related letter of transmittal. The Company intends to use the remaining net proceeds, if any, for working capital and general corporate purposes, which may include, among other things, the repayment of debt.

For a complete description of the terms and conditions of the Officer’s Certificate, the Euro Notes and the Underwriting Agreements, please refer to the Officer’s Certificate, the form of Floating Rate Note, the form of Fixed Rate Note, the Euro Notes Underwriting Agreement and the USD Notes Underwriting Agreement, which are incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2, 4.3, 99.1 and 99.2, respectively.

In reviewing the agreements included as exhibits to this Current Report on Form 8-K, note that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements contain representations and warranties by each of the parties to the applicable agreement. Those representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, those representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found in our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

From time to time in the ordinary course of their respective businesses, certain of the Underwriters, the Trustee and their respective affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with the Company and its affiliates for which they have received or will receive customary fees and commissions.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

4.1	Officer’s Certificate, dated as of February 12, 2018, with respect to the Euro Notes.

4.2	Form of Floating Rate Note (included in Exhibit 4.1 above).

4.3	Form of Fixed Rate Note (included in Exhibit 4.1 above).

5.1	Opinion of Morrison & Foerster LLP regarding the validity of the Euro Notes.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 above).

99.1	Underwriting Agreement, dated as of February 7, 2018, by and among McKesson Corporation and the several underwriters named therein, relating to the Euro Notes.

99.2	Underwriting Agreement, dated as of February 7, 2018, by and among McKesson Corporation and the several underwriters named therein, relating to the USD Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2018	McKesson Corporation

	By:	/s/ Britt Vitalone
Britt Vitalone Executive Vice President and Chief Financial Officer